Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Mexico Equity and Income Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Mexico Equity and Income Fund, Inc. for the year ended July 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Mexico Equity and Income Fund, Inc. for the stated period.

/s/ Maria Eugenia Pichardo Maria Eugenia Pichardo President The Mexico Equity and Income Fund, Inc.	/s/ Gerald Hellerman Gerald Hellerman Chief Financial Officer The Mexico Equity and Income Fund, Inc.
Dated: October 5, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Mexico Equity and Income Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.